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EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We have issued our report dated February 27, 2004, accompanying the financial statements and schedules of WorldGate Communications, Inc. and Subsidiaries contained in the registration statement and prospectus. We consent to the use of the aforementioned report in the registration statement and prospectus and to the use of our name as it appears under the caption "experts".

Grant Thornton LLP

Philadelphia, Pennsylvania
April 15, 2004

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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS